                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS'


The Board of Directors
American Software, Inc.:



We consent to incorporation by reference in the registration statement on Form S-8 of American Software, Inc. of our report dated July 8, 1998, relating to the statements of net assets available for plan benefits of American Software, Inc. 401(k) Profit Sharing Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the year ended December 31, 1997 and 1996, and supplementary schedules, which report appears in the December 31, 1997 annual report on Form 11-K of American Software, Inc.



                                                       /s/ KPMG Peat Marwick LLP
                                                    ----------------------------
                                                           KPMG PEAT MARWICK LLP

Atlanta, Georgia
July 13, 1998



                                      -3-